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                                                                      EXHIBIT 11



                            RAMSAY HEALTH CARE, INC.


The following table sets forth the computation of basic and diluted earnings per share:

                                                                               QUARTER ENDED SEPTEMBER 30,
                                                                            ------------       ------------
                                                                                1998                1997
                                                                            ------------       ------------

Numerator:
   Net income  before extraordinary item, as reported ................      $    707,000       $    398,000
   Dividends, Class B convertible preferred stock, Series C ..........           (91,000)           (91,000)
   Dividends, Class B convertible preferred stock, Series 1996 .......           (38,000)           (38,000)
   Dividends, Class B convertible preferred stock, Series 1997 .......           (69,000)            (1,000)
   Dividends, Class B convertible preferred stock, Series 1997-A .....           (90,000)            (1,000)
                                                                            ------------       ------------
     Numerator for basic earnings per share - income attributable
       to common stockholders, before extraordinary item .............           419,000            267,000

   Effect of dilutive securities:
     Class B convertible preferred stock, Series 1996 ................            38,000              1,000
                                                                            ------------       ------------
                                                                                  38,000              1,000
                                                                            ------------       ------------

     Numerator for diluted earnings per share - income
       attributable to common shareholders after assumed
       conversions ...................................................      $    457,000       $    268,000
                                                                            ============       ============

Denominator:
   Denominator for basic earnings per share - weighted-average
     shares ..........................................................        10,875,916         10,575,563

   Effect of dilutive securities:
     Employee stock options and warrants .............................                --          1,591,633
     Convertible preferred stock .....................................         1,000,000            394,945
                                                                            ------------       ------------
   Dilutive potential common shares ..................................         1,000,000          1,986,578
                                                                            ------------       ------------
     Denominator for diluted earnings per share - adjusted
     weighted-average shares and assumed conversions .................        11,875,916         12,562,141
                                                                            ============       ============

Basic earnings per share, before extraordinary item ..................      $        .04       $        .03
Extraordinary item ...................................................              (.08)              (.34)
                                                                            ------------       ------------
Basic earnings (loss) per share ......................................      $       (.04)      $       (.31)
                                                                            ============       ============

Diluted earnings (loss) per share before extraordinary item ..........      $        .04       $        .02
Extraordinary item ...................................................              (.07)              (.28)
                                                                            ------------       ------------
Diluted earnings (loss) per share ....................................      $       (.03)      $       (.26)
                                                                            ============       ============

